Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION

OF

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

The undersigned, Edward R. Cameron, President of Appliance Recycling Centers of America, Inc., a corporation subject to the provisions of Chapter 302A, Minnesota Statutes, hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation on the 5th day of March, 1999:

RESOLVED, that the Corporation's existing Restated Articles of Incorporation, as amended to date, are hereby restated in their entirety, but without any changes thereto, as follows:

RESTATED ARTICLES OF INCORPORATION

OF

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

ARTICLE 1. NAME

The name of the Corporation is Appliance Recycling Centers of America, Inc.

ARTICLE 2. REGISTERED OFFICE

The location and post office address of the Corporation's registered office in the State of Minnesota shall be 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.

ARTICLE 3. AUTHORIZED SHARES

The total number of shares of capital stock which the corporation shall have authority to issue is twelve million (12,000,000) shares, of which ten million (10,000,000) shares shall be Common Stock, without par value, and two million (2,000,000) shares shall be preferred stock.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the par value; the rate of dividends upon which and the times at which dividends of shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of stock of the corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

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ARTICLE 4. NO CUMULATIVE VOTING

There shall be no cumulative voting by the shareholders of the Corporation.

ARTICLE 5. NO PREEMPTIVE RIGHTS

The shareholders of the Corporation shall not have preemptive rights.

ARTICLE 6. DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the Corporation's stock under Section 302A.559 of the Minnesota Business Corporation Act or on violations of federal or state securities laws; (iv) liability for any act or omission occurring prior to the date this Article was originally effective. If Chapter 302A, the Minnesota Business Corporation Act, is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

RESOLVED FURTHER, that the President of the Corporation is hereby authorized and directed to make, execute and file for record with the Secretary of State of the State of Minnesota, Restated Articles of Incorporation, setting forth the foregoing restated articles of incorporation, and to pay all fees and charges in connection therewith, all as required by law.

IN WITNESS WHEREOF, the undersigned has signed these Restated Articles of Incorporation as of the 5th day of March, 1999.

  /s/ Edward R. Cameron

Edward R. Cameron, President

[As filed with Secretary of State of the

State of Minnesota on March 18, 1999]

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ARTICLES OF AMENDMENT

OF

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

Appliance Recycling Centers of America, Inc., a corporation organized and existing under the laws of the State of Minnesota (the “Company”) hereby certifies as follows:

Pursuant to Minnesota Statutes, Chapter 302A, the Board of Directors of the Company has adopted a resolution to amend the Company’s Restated Articles of Incorporation and the Shareholders of the Company have voted to approve the amendment, such that Article 3 of the Restated Articles of Incorporation of the Company reads in its entirety as follows:

ARTICLE 3. AUTHORIZED SHARES

The total number of shares of capital stock which the corporation shall have authority to issue is fifty-two million (52,000,000) shares, of which fifty million (50,000,000) shares shall be Common Stock, without par value, and two million (2,000,000) shares shall be preferred stock.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the par value; the rate of dividends upon which and the times at which dividends of shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of stock of the corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

IN WITNESS WHEREOF, the undersigned has signed these Articles of Amendment as of the 24th day of January, 2017.

  /s/ Tony Isaac

Tony Isaac, Chief Executive Officer

[As filed with Secretary of State of the

State of Minnesota on January 24, 2017]